UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by party other than the registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240 14a-12

ETHZILLA CORPORATION
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ETHZILLA CORPORATION CONTROL ID: REQUEST ID: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS DATE: TUESDAY, DECEMBER 16, 2025 TIME: 9:00 A.M. PACIFIC STANDARD TIME LOCATION: https://edge.media-server.com/mmc/go/ethz2025SGM HOW TO REQUEST PAPER COPIES OF OUR MATERIALS PHONE: CALL TOLL FREE 1-866-752-8683 FAX: SEND THIS CARD TO 202-521-3464 INTERNET: HTTPS://WWW.IPROXYDIRECT.COM/ETHZ AND FOLLOW THE ON-SCREEN INSTRUCTIONS. EMAIL: PROXY-ID@EQUINITI.COM INCLUDE YOUR CONTROL ID IN YOUR EMAIL. THIS COMMUNICATION REPRESENTS A NOTICE TO ACCESS A MORE COMPLETE SET OF PROXY MATERIALS AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THE PROXY STATEMENT IS AVAILABLE AT: HTTPS://WWW.IPROXYDIRECT.COM/ETHZ IF YOU WANT TO RECEIVE A PAPER COPY OF THE PROXY MATERIALS YOU MUST REQUEST ONE. THERE IS NO CHARGE TO YOU FOR REQUESTING A COPY. TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST, AS INSTRUCTED ABOVE, BEFORE NOVEMBER 30, 2025. YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT HTTPS://WWW.IPROXYDIRECT.COM/ETHZ UNTIL 11:59 PM EASTERN TIME DECEMBER 15, 2025. THE PURPOSES OF THIS MEETING ARE AS FOLLOWS: 1. TO APPROVE FOR PURPOSES OF COMPLYING WITH SECTION 5635(D) OF THE LISTING RULES (THE “NASDAQ LISTING RULES”) OF THE NASDAQ STOCK MARKET LLC, THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UNDERLYING SENIOR SECURED CONVERTIBLE NOTES ISSUED BY US PURSUANT TO THE TERMS OF THAT CERTAIN AMENDMENT AND WAIVER AGREEMENT DATED SEPTEMBER 22, 2025, BETWEEN THE COMPANY AND THE INVESTORS NAMED THEREIN, WITHOUT GIVING EFFECT TO THE EXCHANGE CAP IN SUCH SENIOR SECURED CONVERTIBLE NOTES IN AN AMOUNT THAT MAY BE EQUAL TO OR EXCEED 20% OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE ISSUANCE OF SUCH SENIOR SECURED CONVERTIBLE NOTES (THE “CN NASDAQ 20% CAP REMOVAL PROPOSAL”); AND 2. TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY. PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, YOU ARE RECEIVING THIS NOTICE THAT THE PROXY MATERIALS FOR THE SPECIAL MEETING ARE AVAILABLE ON THE INTERNET. FOLLOW THE INSTRUCTIONS ABOVE TO VIEW THE MATERIALS AND VOTE OR REQUEST PRINTED COPIES. THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON OCTOBER 17, 2025 AS THE RECORD DATE FOR THE DETERMINATION OF STOCKHOLDERS ENTITLED TO RECEIVE NOTICE OF THE SPECIAL MEETING AND TO VOTE THE SHARES OF OUR COMMON STOCK, PAR VALUE $0.0001 PER SHARE, THEY HELD ON THAT DATE AT THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘FOR’ ALL PROPOSALS ABOVE. PLEASE NOTE - THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD

C/O ISSUER DIRECT COMPLIANCE 1110 CENTRE POINT CURVE STE 101 MENDOTA HEIGHTS MN 55120 TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED IMPORTANT SHAREHOLDER INFORMATION YOUR VOTE IS IMPORTANT FIRST-CLASS MAIL US POSTAGE PAID DURHAM NC PERMIT # 302